UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report: June 14, 2000Commission File No. 033-19961

                             SPARTAN OIL CORPORATION
                             -----------------------
             (Exact name of Registrant as specified in its charter)




          Delaware                                                75-2224650
          --------                                                ----------
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                             Identification No.)


                              4714 Greenville Ave.
                               Dallas, Texas                      75206
                              ---------------                     -----
               (Address of principal executive offices)         (Zip Code)


               Registrant's telephone number, including area code:
                                 (972) 841-6929

           SPARTAN OIL CORPORATION (formerly OLIVER OWEN CORPORATION)
           ---------------------------------------------------------
   (Former name, former address and former fiscal year, if changed since last report)

Item 1. Changes in Control of Registrant.

A PLAN OF REORGANIZATION AND AGREEMENT OF MERGER (the Plan) was signed on the 2nd day of June, 2000 by the Registrant and HMGT Corporation, a Private Delaware corporation, wherein the registrant will acquire 100% of the business, assets, liabilities, and issued and outstanding stock of HMGT Corporation in exchange solely for common stock of the Registrant in a reorganization.

Pending the approval of (I) the Plan and (II) a 6/1 reverse split of Registrant's common stock, by the Registrant's shareholders (on July 6, 2000 at the Special Shareholder's Meeting), Registrant will then issue 2,000,000 shares (reorganization shares) of it's $.001 par value common stock to HMGT Corporation in a timely manner. HMGT Corporation is engaged in the Hospitality/Hotel Industry. The issuence of the reorganization shares will represent a 66.7% position of Control.

Item 2. Acquisition or Disposition of Assets.

The assets and liabilities of the Registrant and HMGT Corporation as at the effective time of the Merger and Reorganization, shall be taken up on the books of the Registrant ( Surviving Corporation) at the amounts carried at that time by each corporation. The assets and liabilities of HMGT Corporation are as follows: cash in the amount of $100,000.00 US Dollars; the Trademark for "HomeGate Studio and Suites"; The HomeGate Website whose URL is www.HomeGate.com ; the HomeGate 800 Reservation number which is 1-800-456-GATE; the balance of a note payable to Prime Hospitality, Inc. with a face value of $325,000.00

Financial statements of HMGT Corporation will be released and filed as soon as the audit is complete.

                                   SIGNATURES.

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             SPARTAN OIL CORPORATION

Date:    June 14, 2000                       BY:  /s/ Sean Gallager
                                                  ------------------------------
                                                      Sean Gallagher,  President